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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Paxson Communications Corporation of our reports dated February 19, 2002 relating to the financial statements and financial statement schedule of Paxson Communications Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Miami, Florida
March 13, 2002